Exhibit 10.20

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONFIDENTIAL

EXECUTION VERSION

STRATEGIC COLLABORATION AGREEMENT

This Strategic Collaboration Agreement (“Agreement”), effective as of the 2nd day of March, 2021 (“Effective Date”), is entered into by and between The University of Texas M. D. Anderson Cancer Center, with a place of business located at 1515 Holcombe Blvd., Houston, TX 77030, USA (“MD Anderson”), a member institution of The University of Texas System (“System”) and Surefire Medical Inc., dba TriSalus™ Life Sciences with a place of business located at 6272 W. 91st Avenue, Westminster, CO (“Company”) (MD Anderson and each a “Party” and collectively the “Parties”).

WITNESSETH

Whereas, Company is a pharmaceutical development company combining immunomodulation therapy or other cancer killing agents directly to the site of the disease through its proprietary Pressure-Enabled Drug Delivery (PEDD) approach. It is involved in the field of research, development and marketing of pharmaceutical products and delivery systems, including the sponsorship of clinical and preclinical trials.

Whereas, MD Anderson is a comprehensive cancer research, treatment, and prevention center, with scientists and technicians in substantive fields relating to cancer research.

Whereas, the Parties hereby wish to establish a collaboration, as further described herein (“Collaboration”) whereby Company will provide funding and support for one or more research studies to be conducted by MD Anderson pursuant to this Agreement (each such study a “Study,” and one or more of such Studies the “Studies”).

Now therefore, in consideration of the premises and the mutual covenants and conditions hereinafter recited, the Parties do hereby agree as follows:

1.Subject and Scope of Agreement

1.1The Parties intend that the scope of the Collaboration will consist of preclinical and clinical Studies, the details of which are to be mutually agreed upon by the Parties and the JSC (as defined in Section 1.6). In consultation with Company, MD Anderson agrees to design the Studies and to conduct the Studies in accordance with the requirements set forth herein. Studies may be changed as agreed upon by the JSC. Responsibility for IND filing and monitoring will be agreed upon by the JSC and may vary by Study. In the event a Study is terminated early, then in relation to any Collaboration Funding (as that term is defined in Section 1.3) allocated to such Study, the Parties shall promptly discuss and agree upon a replacement of that Study with a new study of similar scope that is of mutual scientific interest to the Parties and that is approved by the JSC. Such study will be funded by the Collaboration Funding.

1.2The Agreement is a Collaboration agreement which shall govern the performance of Studies by MD Anderson and one or more Principal Investigator(s) on basis of Study specific documents (“Study Orders”) as agreed upon by the Parties. This Agreement shall apply to all Studies performed by MD Anderson and the MD Anderson principal investigator(s) responsible for the performance of such Studies (“Principal Investigator(s)”) upon execution of Study Orders during the term of this Agreement. Each Study Order shall be substantially in the form attached as Exhibit I to this Agreement and shall detail the specifics of the Study to be performed under such Study Order including, without limitation, (i) the detailed Protocol, (ii) the Principal Investigator (iii) identify any project-specific resources or support provided by Company, and (iv) the high-level Study budget (each a “Study Budget”). In the event of any conflict of terms of this Agreement and the terms of a Study Order, the terms of this Agreement shall govern, unless the Study Order specifically and expressly supersedes this Agreement with respect to a specific term, and then only with respect to the particular Study Order and specific term. If there is any discrepancy or conflict between the terms contained in a Protocol/workscope and this Agreement and/or the relevant Study Order, the terms of the Protocol/workscope shall govern and control with respect to clinical and/or scientific matters and the terms of the Agreement and/or the relevant Study Order shall govern and control with respect to all other matters, e.g., legal and financial matters.

1.3Company agrees to commit funding in an amount of [***] for the performance of the Studies during the term (collectively, “Collaboration Funding”). If the Parties extend the term by mutual agreement as set forth herein, the Parties shall negotiate in good faith the amount of future Study funding commitments by applicable to such extended term.

1.4The [***] for the Studies shall be due and payable to MD Anderson according to the schedule below:

[***]

1.5The Collaboration Funding will be applied to Study expenses including those high-level costs and expenses set forth in Study Orders applicable to equipment, activities and/or support services to the extent required for the conduct of a Study, and as reflected in their respective Study Budgets discussed at the JSC (“Study Costs”). To the extent permitted by applicable laws, MD Anderson procedures, and regulatory requirements, MD Anderson shall seek third party reimbursement for any Study Costs associated with treatments and interventions normally or otherwise considered standard-of-care that are included in the Protocol in accordance with the procedures agreed to by the Parties,. MD Anderson shall not, and shall ensure that the Principal Investigator and the Study team members do not, charge a Study subject or any third-party payer for any Study Cost to which the Collaboration Funding is applied. MD Anderson acknowledges and agrees that the Company may disclose information related to compensation and payments hereunder to the extent required by Company to comply with applicable laws and regulatory requirements.

1.6The Parties will establish a Joint Steering Committee (“JSC”) of equal representation, comprised of [***] (employees, directors or consultants who are subject to appropriate confidentiality obligations) from each Party, with the representatives of each Party [***]. One JSC representative of Company shall be designated as the Chairman of the JSC. Each Party can appoint and replace its representatives in the JSC at its own discretion through timely written notice to the other Party.

1.7The JSC will have meetings (either in person, by teleconference or via electronic means) at least quarterly, or more frequently where urgent issues arise in the course of any Study or the Collaboration generally. For emergency meetings, the JSC Chairman may call a meeting on five (5) business days’ prior notice to the other JSC members. Such emergency meetings shall not require full JSC attendance. At least one meeting per year will be conducted in person or by videoconference (including the kick-off meeting). The JSC will decide on matters by unanimous vote provided, however, that no action may lawfully be taken at any meeting unless at least two representatives of each Party are present at the meeting.

1.8The main task of the JSC will be to oversee the Collaboration. In order to achieve the objectives of the Collaboration, the JSC will oversee each Study under the Collaboration and the specific activities for the MD Anderson site for multi-site Studies, provided that MD Anderson is the lead site and provided that the JSC agrees to such multi-site Studies. The JSC will provide technical, scientific clinical, and regulatory guidance to the Studies, report on budgetary reconciliation and status, review interim status report updates provided by the Principal Investigator pursuant to Section 5.1 and will be responsible for monitoring progress of these Studies. In addition the JSC will be responsible for coordinating resolution of problems arising in the Studies or in the Collaboration as a whole. Additional representatives can be invited by the JSC on a case by case basis should discussion of certain topics require so, provided that such representatives will be subject to an obligation of confidentiality and non-use at least as strict as Section 4 below.

1.9In the event of any matter to which the JSC cannot reach resolution, or in the event of any dispute

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CONFIDENTIAL

EXECUTION VERSION

arising as to any matter subject to JSC responsibility, such matter or dispute will be escalated to executive management of MD Anderson and Company for good faith resolution. If the disagreement cannot be resolved within [***] of the vote, the vote of the JSC Chairman shall prevail with respect to any matters involving the allocation of Collaboration Funding to specific Study activities and to approval of any Protocol modifications for Company-sponsored Studies, provided that MD Anderson shall not be required to implement any Protocol modifications that are not approved by its IRB or that are contrary to applicable law or regulation.

1.10In addition to JSC representation, each Party will appoint an individual to serve as an alliance manager (each, an “Alliance Manager”) for purposes of routine communications between the Parties pertaining to the Collaboration. Either Party may change its Alliance Manager on written notice to the other Party.

2.Responsibilities and Compliance

2.1Each clinical Study shall be subject to review and approval of the Study protocol (“Protocol”) as required by MD Anderson’s Institutional Review Board (“Institutional Review Board” or “IRB”) and/or any relevant authorities prior to commencement of the Study.

2.2The scope of the Study to be performed shall be set forth in the Protocol(s) referenced in the Study Order, which shall be incorporated by reference into such Study Order. These Protocol(s) shall be considered final after being agreed to by MD Anderson and Company, for clinical Studies, including approval by MD Anderson’s IRB. Company has the sole right and authority to modify the Protocols for Studies for which it is the sponsor in consultation with the Principal Investigator and the JSC, but always subject to the IRB’s approval.  The Principal Investigator for a clinical Study shall submit the Protocol and reports of the ongoing conduct of the clinical Study to the IRB as required by the IRB, obtain written approval from the IRB, and inform the IRB of Study closure.

2.3MD Anderson represents that each Principal Investigator shall conduct each Study in accordance with (a) the terms and conditions of this Agreement and the relevant Study Order, (b) the provisions of the Protocol, (c) applicable Good Clinical Practice requirements as incorporated by U.S. Food and Drug Administration (the “FDA”) regulations (“GCP”), (c) the ethical principles of the Declaration of Helsinki, (d) reasonable written instructions on the proper use of Study Devices provided in advance in writing by Company, using MD Anderson Study team members who are appropriately trained and qualified to assist in the conduct of the Study and (e) any and all applicable orders and mandates of relevant authorities and IRB and applicable MD Anderson policies. MD Anderson further represents that it will use reasonable best efforts to meet regulatory requirements in a prompt timely manner.

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2.4MD Anderson and Company shall comply with all federal, state, and local laws and regulations as well as ethical codes applicable to the conduct of each such Study. As required by FDA regulation 21 C.F.R. 312.53(c) (or any successor regulation), MD Anderson shall ensure that the Principal Investigator and any sub-investigators complete and return to Company the financial disclosure document(s) provided by Company concerning financial interests and other conflicts of interest which the Principal Investigator and any sub-investigators and/or their family members may have in Company and/or the Study Drug or Study Devices (as those terms are defined in Section 3.2 hereof) provided hereunder. MD Anderson agrees that Principal Investigator and any sub-investigators shall provide the Company with an updated financial disclosure forms if the information originally submitted changes during the course of the Study or within one (1) year after the completion or termination of the applicable Study or this Agreement.

2.5MD Anderson and/or Principal Investigator shall forward to Company evidence of approval of each clinical Study by MD Anderson’s IRB, and with respect to Studies for which MD Anderson serves as “sponsor” within the meaning of such term under applicable laws and regulations, evidence of approval of the Study by relevant regulatory authorities (or exemption from such regulatory authority/ies review and approval).

2.6If, in the course of a clinical Study at MD Anderson, a Study subject is injured by such Study subject’s participation in the Study or if there are any serious adverse reactions, adverse device effects and/or serious and unexpected adverse events (“Adverse Events”) of which MD Anderson is aware, MD Anderson and/or Principal Investigator shall promptly (in accordance with all applicable laws and regulations, including, but not limited to, the requirements of 21 C.F.R. Parts 50, 56 and 812) inform the Company’s Alliance Manager and/or other individual appointed by Company of any such injury by email in case of Adverse Events arising from the use of Study Drug or Study Device, and/or, if applicable, pregnancies, within the timelines stipulated in the Protocol, or if such is not stipulated in the Protocol, as soon as reasonably practicable following MD Anderson or Principal Investigator becoming aware of such event.

2.7Each Party represents that: (a) it has not been debarred by the FDA pursuant to its authority under Sections 306(a) and (b) of the U.S. Food, Drug, and Cosmetic Act (21 U.S.C. § 335(a) and (b)) and is not the subject of any investigation or proceeding which may result in debarment by the FDA, and to the extent applicable, it shall not use any Principal Investigator or Study team member in the performance of a Study that has been so debarred or subject to any such investigation or proceeding, and; (b) it is not included in the List of Excluded Individuals/Entities (maintained by the U.S. Department of Health and Human Services Office of Inspector General) or the List of Parties Excluded from Federal Procurement and Non- procurement maintained by the U.S. General Services Administration, and is not the subject of any investigation or proceeding which may result in inclusion in any such list, and to the extent applicable, it shall not use any Principal Investigator or Study team member in the performance of a Study that is so included or the subject of any such investigation or proceeding. Each Party agrees to promptly notify the other Party in writing if it becomes aware of any such debarment, exclusion, investigation or proceeding of such Party or, to the extent applicable, any Principal Investigator or Study team member.

2.8MD Anderson and Company shall comply with all applicable federal, state and local laws pertaining to confidentiality and disclosure of all information or records obtained and reviewed in the course of the Study, and shall permit access to such information or records only as authorized by a relevant Study subject pursuant to a Consent signed by such subject, the IRB, and as authorized by law. Each Party agrees to comply with all provisions of the Health Insurance Portability and Accountability Act (“HIPAA”) regulations (45 C.F.R. Parts 160 and 164) as to the protection and security of Protected Health Information (“PHI”). Prior to participation of each subject in a Study, MD Anderson will ensure that (a) it has obtained a signed written informed consent document from the subject in a form approved in writing by the IRB and Company (“Consent”) and (b) it has obtained a signed, written, HIPAA authorization that adequately discloses the circumstances under which the subject’s personal data might be disclosed, as applicable, and

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CONFIDENTIAL

EXECUTION VERSION

documents the subject’s express written authorization for use and disclosure of the subject’s PHI for Study purposes, as applicable, pursuant to the HIPAA regulations ( “Authorization”). Company will only obtain, access, use and disclose the individually identifiable health information of each Study Subject in accordance with and to the extent permitted by the IRB, Consent and the Authorization document and in accordance with this Agreement and Applicable Laws.

2.9During the term of a Study and for [***] thereafter, MD Anderson and Company will promptly notify each other upon identifying any aspect of a Protocol, including information discovered during site monitoring visits, or Study results that may adversely affect the safety, well-being, or medical care of the Study subjects, or that may affect the willingness of Study subjects to continue participation in a Study, influence the conduct of the Study, or that may alter the IRB’s approval to continue the Study. MD Anderson will promptly notify the IRB and Company’s Alliance Manager of any such events. If any such events occur or if Study subject safety or medical care could be directly affected by Study results, then notwithstanding any other provision of this Agreement, MD Anderson will send Study subjects a written communication about such information.

3.Personnel, Materials and Equipment

3.1Each Party shall provide reasonably necessary personnel, facilities, and resources to accomplish their responsibilities under this Agreement and the relevant Study Order.

3.2Except as otherwise provided in a Study Order, Company agrees to promptly provide, or arrange to provide, MD Anderson with the required quantities of the drug under investigation in the Study (“Study Drug”) and medical devices to be used in medical procedures to be conducted pursuant to the Protocol (“Study Devices”) and/or material under a Study Order that will be utilized and/or required in accordance with the provisions of the Protocol applicable to the Study, Any Study Drug and Study Devices provided by Company will be used solely in accordance with the applicable Study. MD Anderson will not use such Study Drug and Study Devices outside of the scope of the Study. MD Anderson will not transfer the Study Drug or Study Devices to any third party for any purpose. Company agrees that Study Drug shall comply with the labelling requirements in Exhibit II attached hereto.

3.3.Use of Proprietary Materials. From time to time during the term, either Party (the “Transferring Party”) may supply the other Party (the “Receiving Party”) with proprietary materials of the Transferring Party (other than Study Drug and Study Devices)) (“Proprietary Materials”) for use in the Study as further listed in the Study Order. In connection therewith, each Receiving Party hereby agrees that: (a) the Receiving Party will not use the Proprietary Materials for any purpose other than exercising its rights or performing its obligations hereunder; (b) it will use such Proprietary Materials only in compliance with all applicable laws and regulations; (c) it will not transfer any such Proprietary Materials to any third party without the prior written consent of the Transferring Party; (d) it will not acquire any rights of ownership, or title in or to such Proprietary Materials as a result of such supply by the Transferring Party; and (e) upon the expiration or termination of this Agreement or a Study Order, if requested by the Transferring Party, it will destroy or return any such Proprietary Materials that are not the subject of the grant of a continuing license hereunder.

3.4Nothing in this Agreement shall be construed to limit the freedom of MD Anderson or of any Principal Investigator or Study team member to engage in similar clinical trials or research performed independently under other grants, contracts, or agreements with parties other than Company. MD Anderson warrants and covenants that it will not during the term of this Agreement participate in any other study or take any other actions that would impair MD Anderson’s or any Principal Investigators’ ability to carry out the obligations under this Agreement, or that would cause MD Anderson to breach the terms of this Agreement.

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4.Confidential Information

4.1In conjunction with each Study, the Parties may wish to disclose confidential information to each other. For purposes of this Agreement, “Confidential Information” means confidential, non-public information, know-how and data (technical or non-technical) that is disclosed in writing, orally, graphically, in machine readable form, or in any other manner by or on behalf of a disclosing Party or its Affiliates (as defined in this Agreement) to a receiving Party or its Affiliates for purposes of this Agreement or any Study Order (“Purpose”). Confidential Information may be disclosed in any form (e.g. oral, written, graphic, electronic or sample) by or on behalf of disclosing Party or its Affiliates, or may be otherwise accessible to receiving Party or its Affiliates. Exchanges of Confidential Information directly between the Affiliates are also covered by this Agreement. “Affiliates” means any individual, company, partnership or other entity which directly or indirectly, at present or in the future, controls, is controlled by or is under common control of a Party, and “control” will mean direct or indirect beneficial ownership of at least fifty per cent (50%) of the voting share capital in such company or other business entity, or to hold the effective power to appoint or dismiss members of the management.

4.2Without disclosing Party’s prior written consent, receiving Party will: (a) not use any part of or the whole of the Confidential Information for any purpose other than the Purpose; (b) restrict the dissemination of Confidential Information to individuals within its own organization and disclose the Confidential Information only to those of its officers, employees and Affiliates who have a legitimate need to have access to the Confidential Information, who will be bound by confidentiality and non-use commitments no less restrictive than those of this Agreement, and who will have been made aware of the confidential nature of the Confidential Information; (c) protect the Confidential Information by using the same degree of care, but not less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as receiving Party uses to protect its own confidential information of a like nature; (d) preserve the confidentiality of the Confidential Information, not disclose it to any third party, and take all necessary and reasonable precautions to prevent such information from being accessible to any third party; (e) not combine any part of or the whole of the Confidential Information with any other information; and (f) promptly notify the disclosing Party upon becoming aware of evidence or suspicion of any unauthorized use or disclosure of the Confidential Information. The foregoing obligations will exist for a period of [***] from the date of completion of the last Study in relation to which the Confidential Information is disclosed or used.

4.3The obligations of confidentiality and non-use listed in this Article 4 will not apply to information: (a) that is in the public domain or public knowledge at the time of disclosure, or that subsequently enters the public domain through no fault of receiving Party; (b) that was rightfully in the possession of receiving Party at the time of disclosure by disclosing Party; (c) that is independently developed by receiving Party without use of disclosing Party’s Confidential Information as demonstrated by contemporaneous documentation of receiving party; (d) that the receiving Party receives legally from any third party and that is not subject to an obligation of confidentiality; (e) that receiving Party is required to disclose pursuant to applicable laws and regulations; provided, however, that receiving Party will make reasonable efforts, if legally permissible, to notify disclosing Party prior to the disclosure of any part of or the whole of the Confidential Information and allow disclosing Party the opportunity to contest and avoid such disclosure, and provided, further, that receiving Party will disclose only that portion of such Confidential Information that it is legally required to disclose; (f) that is communicated to the receiving party’s IRB or other scientific committee; (g) that is required to be disclosed in order to obtain informed consent from patients or subjects who may wish to enroll in the Study, provided, however, that the information will be disclosed only to the extent necessary and will not be provided in answer to unsolicited inquiries by telephone or to individuals who are not eligible to be Study subjects; or (h) that is disclosed to a Study subject for the safety or well- being of the Study subject.

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CONFIDENTIAL

EXECUTION VERSION

4.4For the purposes of this Article 4, any combination of features disclosed to the receiving Party will not be deemed to be within the foregoing exceptions merely because individual features are. Moreover, specific disclosures made to the receiving Party will not be deemed to be within the foregoing exceptions merely because they are embraced by general disclosures.

4.5All Confidential Information disclosed to receiving Party pursuant to this Agreement will be and remain the disclosing Party’s property. Nothing contained herein will be construed as granting to receiving Party any proprietary right on or in relation to any part of or the whole of the Confidential Information, or any right to use any of the Confidential Information except for purposes of this Agreement and the Collaboration. Receiving Party will return to disclosing Party all documents and other materials which constitute Confidential Information, as well as all copies thereof, promptly upon request or upon termination of this Agreement (whichever is earlier); provided, however, that receiving Party may keep one copy of the Confidential Information received under this Agreement in its secure files in accordance with the terms of this Agreement for the sole purpose of maintaining a record of the Confidential Information received hereunder and for compliance with this Agreement and/or applicable laws and regulations.

4.6MD Anderson will not disclose any Protected Health Information to Company under this Agreement and Company will not require MD Anderson to disclose any Protected Health Information. Notwithstanding the foregoing, if Company comes into knowledge or possession of any “Protected Health Information” (as such term is defined under HIPAA) by or through MD Anderson or any information that could be used to identify any Study subject or other MD Anderson patients or research subjects, Company will maintain any such Protected Health Information in accordance with laws and regulations as applicable to MD Anderson, including without limitation HIPAA, will use any such Protected Health Information solely to the extent permitted by applicable laws and regulations, the IRB and the Consent/Authorization of the patient/research subject, and will not use or disclose any such Protected Health Information or other information in any manner that would constitute a violation of any applicable laws or regulation if such use or disclosure was made by MD Anderson.

4.8Improper use or disclosure of the Confidential Information by receiving Party is likely to cause substantial harm to disclosing Party. Therefore, in the event of a breach, threatened breach, or intended breach of this Agreement by receiving Party, in addition to any other rights and remedies available to it at law or in equity, disclosing Party will be entitled to seek preliminary and final injunctions enjoining and restraining such breach, threatened breach, or intended breach.

5.Clinical Data / Monitoring

5.1Oral reports and/or interim written status reports of the progress of the Studies will be provided by the Principal Investigator to Company no less than once per three (3) months during a Study. Significant developments arising out of Studies will be communicated promptly to Company.

5.2As applicable to and appropriate for a Study, Company may monitor and audit the conduct of a Study in accordance with Good Clinical Practice requirements of FDA Regulations, and may visit MD Anderson for the purpose of such monitoring and auditing. Any such monitoring or auditing visits shall be scheduled in coordination with MD Anderson and/or Principal Investigator during normal administrative business hours and shall be subject to compliance with MD Anderson’s reasonable measures for confidentiality, safety and security, and shall also be subject to compliance with generally applicable premises rules at MD Anderson. During such monitoring visit, to the extent that such access is required in accordance with a Study, Company and/or Company’s authorized designee’s access to MD Anderson’s medical information system is subject to MD Anderson’s reasonable safeguards to ensure confidentiality of medical records and systems. Company shall identify those Permitted Users (as defined herein)

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authorized to receive personal access to the MD Anderson’s electronic medical records system for inspection and/or monitoring purposes. “Permitted Users” shall include only those employees and contractors of Company who are directly involved in Company’s clinical research activities. MD Anderson will, if applicable, provide Company with individual access codes to the system for each of its Permitted Users identified by Company. Company shall be accountable and responsible for access to the system using access codes issued to Company’s Permitted Users. Company shall cause its Permitted Users to limit their system access to the minimum amount of information necessary to accomplish the uses and disclosures authorized by this Agreement, the Study subject’s Consent and HIPAA Authorization form. MD Anderson may terminate a Permitted User’s access to the system immediately. Permitted Users shall be required to follow MD Anderson’s procedures to obtain access to the system.

5.3MD Anderson and Principal Investigator shall, during a Study, permit inspections by responsible legal and regulatory authorities with respect to such Study. To the extent permitted by law, regulation and agency rules, and to the extent practicable, MD Anderson shall promptly notify Company of such inspection. If required or allowed by the regulatory agency, Company may be present at such audit or investigation, provided that Company agrees not to alter or interfere with any documentation or practice of MD Anderson. If the inspecting regulatory authority issues a notice of inspection findings (including Form FDA-483 Notice of Observations or similar document) relating to a Study, Principal Investigator, as applicable, shall, to the extent permitted by applicable law and MD Anderson practices, promptly, but in no event later than forty-eight (48) hours after receipt thereof, provide Company with a copy of such document. Principal Investigator shall reasonably cooperate with Company in the preparation of any response to such regulatory findings to the extent related to a Study or the Study Drug or Study Device; provided, however, that such cooperation shall not delay MD Anderson’s timely response. Notwithstanding the foregoing, in no event is MD Anderson required to provide documentation, or cooperation under this Section 5.3, if such action would violate a law, regulation, judicial order, or other legal requirement or MD Anderson policies.

5.4Notwithstanding any provision of this Section 5, to the extent that MD Anderson is the holder of an Investigational New Drug Application (“IND”) or other applicable regulatory application or approval for a Study, the provisions of Section 5.2 and 5.3 shall not apply (except for inspections by responsible legal and regulatory authorities as required under the first sentence of Section 5.3), and MD Anderson shall have the sole responsibility for monitoring, auditing, and reporting for such Study, provided that MD Anderson shall provide Company with reasonable access to Study documentation and records relevant to the applicable Study Drug and Study Device (in addition to Company’s rights to Data pursuant to Section 6.6) and documentation and facilities applicable to the Study upon the request of Company and provided that Company shall be subject to compliance with MD Anderson’s reasonable measures for confidentiality, safety and security, and shall also be subject to compliance with generally applicable premises rules at MD Anderson.

6.Data & Inventions.

6.1.“Invention” means any invention or discovery, whether patentable or not, that is made, discovered, conceived or first reduced to practice during performance of a Study and which directly arises from the conduct of the Study.

6.2.“IP Limits” means that the rights granted by MD Anderson to Company in Inventions will not violate the relevant laws of the United States of America and the State of Texas, and will not, as reasonably determined by UT System Tax Counsel, result in private business use and/or adverse tax consequences with respect to any of the tax-exempt bonds issued by UT System or covering any of MD Anderson’s facilities in which the applicable Invention was made.

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EXECUTION VERSION

6.3Each Party will retain all right, title and interest in and to its own Background IP and no license to use such Background IP is granted to the other Party except for MD Anderson’s use of Study Drug and Study Devices, as applicable, in a Study as set forth in Section 3.2 above and in the Protocol and each Party’s use of the other Party’s Proprietary Material as set forth in Section 3.3 above. “Background IP” means all intellectual property of a Party that: (a) was generated by such Party before the Effective Date; (b) is generated by such Party outside the scope or after expiration of this Agreement or any Study under this Agreement; and in each such case; and (c) is owned by such Party, either partially or wholly, or is licensed to, or otherwise controlled by such Party, and which is not an Invention under this Agreement.

6.4MD Anderson will provide to Company a reasonably detailed written disclosure of each Invention promptly after a written invention disclosure report for such Invention is received by MD Anderson’s Office of Technology Commercialization, which written disclosure is required to be provided by the Principal Investigator or any MD Anderson Study team member pursuant to its written intellectual property policies.

6.5Subject to the assignment provisions set forth below, ownership of Inventions arising under a Study will follow inventorship thereof, which will be determined in accordance with United States patent law, subject to the assignment provisions set forth below:

a.Subject to Section 6.5 (b) and Section 6.5(c), and the license provisions set forth in Section 6.7(1), all rights, title and interests in and to any and all Inventions shall belong to Company. To the extent MD Anderson is a sole or joint inventor of the Invention, MD Anderson will promptly assign and hereby assigns to Company the sole and exclusive ownership thereto.

b.Within [***] after Company’s receipt of an invention disclosure covering any Invention, representatives from each Party shall meet to assess whether, taking into consideration the IP Limits, the applicable Invention in which MD Anderson has an ownership interest can be assigned in full and exclusive ownership to Company. If such assignment would not violate the IP Limits, MD Anderson will promptly assign and hereby assigns to Company the sole and exclusive ownership in and to the applicable Invention. Within the [***] following the expiration of [***] from the date of receipt of an original invoice from MD Anderson, Company shall reimburse MD Anderson for reasonable Patent Costs, if any, incurred by MD Anderson prior to the date of assignment to Company. “Patent Costs” means the reasonable, out-of-pocket, actual costs of preparing, filing, prosecuting, maintaining, and defending patent rights and patents.

c.Where assignment to Company of the full and exclusive ownership of or an Exclusive License (as defined in Section 6.7(a)) to an Invention in which MD Anderson has an ownership interest would violate the IP Limits, MD Anderson will grant and hereby grants to Company a non-exclusive, sublicensable, fully paid-up worldwide license to the Invention. Within [***] following the expiration of [***] from the date of receipt of an original invoice from MD Anderson, Company shall reimburse MD Anderson for reasonable Patent Costs, if any, incurred by MD Anderson.

d.Each of the Parties shall use reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws or regulations to consummate and make effective the assignments contemplated hereby, including execution and delivery of all materials and documents and instruments of conveyance, transfer or assignment as may be reasonably requested by Company to effect, record or verify the transfer to, and vesting in Company of, all of Company’s right, title and interest in and to the Inventions assigned to Company in accordance with this Section 6.5(d) All reasonable expenses incurred by MD Anderson with respect to the foregoing shall be borne by Company.

e.Determination of the applicability of IP Limits shall be made by UT System tax counsel and

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Company will be promptly informed of such determination in writing, which shall include an explanation of the rationale for such determination.

6.6All data and results generated in the conduct of the Studies (“Data”) shall be promptly disclosed by MD Anderson to Company and will be (a) jointly owned by Company and MD Anderson with respect to any Study for which Company is not the sponsor, and (b) solely owned by Company with respect to any Study for which Company is the sponsor; provided, however, that the Data shall be deemed Confidential Information of the Parties and be subject to the provisions of Section 4 and to the publication provisions hereof. The Parties will keep the Data confidential until the earlier of (a) publication of the Data by MD Anderson or Company (but Company shall only have the first right to publish the results of any multi-site Study for which Company is the sponsor), as provided in Section 11, or (b) one year after completion of the Study giving rise to such Data. Company shall promptly provide MD Anderson with a copy of any Data generated by, or on behalf of Company in connection with a Study. Notwithstanding anything to the contrary, MD Anderson shall have the right to use Data for research, academic, and publication purposes before publication and for any purpose after publication. Any other use of Data requires prior written consent by Company. Notwithstanding anything to the contrary, Company, will be allowed, for any Study for which it is the sponsor, to use Data to respond to regulatory requests or questions as well as the submission of required financial disclosures. MD Anderson shall provide Company with a final written report of the results of the Study within [***] after the expiration or termination of this Agreement, which final report will be considered Data as that term is used herein. TriSalus agrees to provide reasonable assistance to MD Anderson in producing the final Study report in a mutually agreeable format. Scientific interpretation of the Data will remain the sole responsibility of MD Anderson.

6.7Licenses; Exclusivity Conversion.

1.Company shall grant and hereby grants to MD Anderson a non-exclusive, worldwide, perpetual, irrevocable, fully paid-up license for internal non-commercial research and academic purposes to Inventions assigned to Company in accordance with Sections 6.5 (a) or (b) or exclusively licensed to Company in accordance with Section 6.7(2).

2.Within [***] after determination that an Invention is not assignable pursuant to Section 6.5(e) (the “Conversion Period”), Company shall have the exclusive right to convert its non-exclusive license as provided in Section 6.5(c) into an exclusive, worldwide, sublicensable license to such Invention to use for any purpose (the “Exclusivity Conversion”, and such license referred to as the “Exclusive License”). Company must exercise its Exclusivity Conversion by notifying MD Anderson in writing within the Conversion Period. If Company timely exercises its Exclusivity Conversion, then the following shall occur:

a.If it is determined that the IP Limits permit the grant of the Exclusive License in accordance with the Exclusivity Conversion on a fully paid-up basis, then MD Anderson will grant and hereby grants to Company the Exclusive License on a fully paid-up perpetual basis, which shall be effective immediately upon such determination without further action of the Parties. Within the first [***] of the month following the expiration of [***] from the date of receipt of an original invoice from MD Anderson, Company shall reimburse MD Anderson for reasonable Patent Costs, if any, incurred by MD Anderson prior to the date of the Exclusivity Conversion.

b.If it is determined that the IP Limits do not permit the grant of the Exclusive License in accordance with the Exclusivity Conversion on a fully paid-up basis, then the Parties will have  [***] from the date of such determination to negotiate in good faith and execute commercially

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reasonable terms of the Exclusive License (the “Negotiation Period”).

c.Upon receipt of an invoice from MD Anderson, Company shall reimburse MD Anderson for Patent Costs, if any, incurred by MD Anderson prior to the date of execution of the Exclusive License.

3.If Company fails to timely exercise, or elects not to exercise, its Exclusivity Conversion within the Conversion Period with respect to any Invention in which MD Anderson has an ownership interest, Company’s right to obtain an Exclusive License with respect to such Invention will automatically terminate, and subject to the non-exclusive, royalty-free license granted to Company in accordance with Section 6.5(c), MD Anderson will be free to negotiate and enter into non-exclusive licenses with any other parties. In addition, if Company timely exercises its Exclusivity Conversion, but MD Anderson and Company are unable to agree upon the terms of an Exclusive License during the Negotiation Period, Company’s right to obtain an Exclusive License to the applicable Invention will terminate, and subject to the non-exclusive, royalty-free license granted to Company in accordance with Section 6.5(c), MD Anderson will be free to enter into non-exclusive licenses with any other Parties.

6.8.Patent Rights.

1.The sole owner (whether determined by patent law or assignment under this Agreement) of any Invention shall have the sole right to prepare, file, prosecute, maintain, enforce and defend all U.S. and foreign patents, registrations and other forms of intellectual property in such Invention but nothing herein will obligate the owner to take any such actions. Company shall have the first right to prepare, file, prosecute, maintain, enforce and defend all U.S. and foreign Patents, registrations and other forms of intellectual property in any jointly-owned Invention at the sole cost and expense of Company, with accounting to MD Anderson. Company shall keep MD Anderson reasonably informed of all such preparations, filings, prosecution, maintenance, enforcement and defense and shall consider MD Anderson’s recommendations in good faith. If Company elects not to file in the United States or not to maintain an application or patent arising from any jointly-owned Invention, Company shall promptly notify MD Anderson within reasonable time for MD Anderson to file, prosecute or maintain such application or patent, and MD Anderson shall have the right to file, prosecute or maintain such application or patent, at MD Anderson's sole cost and expense.

2.The Parties shall reasonably cooperate with each other with respect to matters concerning jointly- owned Inventions to the extent reasonably necessary for filing, prosecuting, maintaining, defending or enforcing any such patents, registrations and other forms of intellectual property protection.

7.Term and Termination

7.1The term of this Agreement shall be five (5) years following the Effective Date or until the Studies are completed, whichever is later, unless terminated earlier in accordance with the provisions hereof. Expiration of this Agreement will not affect any then-existing Study Orders, and any then outstanding Study Orders will continue after the expiration of this Agreement in accordance with their respective provisions.

7.2A Party will have the right to terminate this Agreement if the other Party commits a material breach of the Agreement and fails to cure such breach within thirty (30) days of receiving notice from the non- breaching Party of such breach. Upon any expiration or termination of this Agreement, provisions of this Agreement that are incorporated by reference into any then outstanding Study Orders will survive termination of this Agreement and will continue to apply to such Study Orders until termination or expiration of each such Study Orders in effect at the time this Agreement expires or is terminated.

7.3A Party may terminate a Study Order: (a) if the other Party commits a material breach of this Agreement or the Study Order and fails to cure such breach within thirty (30) days of receiving notice from

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the non-breaching Party of such breach; or (b) if termination of a Study is required to protect the health and safety of Study subjects related to the Study Drug, Study Device or procedures in the Study (including regulatory holds due to the health and safety of the Study Subjects). In addition, Company has the right to terminate a Study (and the corresponding Study Order) upon thirty (30) days prior, provided that the JSC has approved such termination. The Parties agree that any termination of a Study Order shall allow for: (i) the wind down of the Study to ensure the safety of Study Subjects; and (ii) Company’s final reconciliation of Data related to the Study in addition to Company’s final monitoring visit. All reasonable Study Costs and fees associated with the wind-down activities and final monitoring visit shall be paid by Company. Termination of one or more Study Orders will not automatically result in the termination of this Agreement or termination of any other Study Orders. Upon termination of a Study Order, MD Anderson will immediately return (at Company’s cost) any remaining Study Drugs and Study Devices provided by Company for such Study as directed by Company.

7.4In case any regulatory or legal authorization necessary for the conduct of the Study is (i) finally rejected or (ii) withdrawn, the relevant Study Order shall terminate automatically at the date of receipt of such final rejection. Termination or cancellation of this Agreement or a Study Order will not affect the rights and obligations of the Parties that have accrued prior to termination, and any provisions of this Agreement or a particular Study Order that by their nature extend beyond expiration or termination will survive the expiration or termination of this Agreement and/or that particular Study Order. In particular, the provisions of Sections 2.3, 2.4, 2.6, 2.7, 2.8, 2.9, 3.3, 4, 5, 6, 7.4, 7.7, 7.8, 8 and 13, as applicable will survive any expiration or termination of this Agreement.

7.5In the event the Parties cannot reach agreement on a new Principal Investigator pursuant to Section 13.1 or such new Principal Investigator does not agree to the terms of this Agreement and the relevant Study Order, either Party may terminate such Study Order upon notice to the other Party.

7.6In addition, in order to accommodate the review and approval of this Agreement by the Office of General Counsel of UT System (the “OGC”), for a period of sixty (60) days following the Effective Date (the “Limited Unilateral Termination Period”), MD Anderson will have the right to terminate this Agreement without cause upon ten (10) days notice to Company; provided, however, that (i) a termination by MD Anderson will be effective if notice of termination is sent by MD Anderson any time within the Limited Unilateral Termination Period even if the ten day notice period extends beyond the Limited Unilateral Termination Period and (ii) the Limited Unilateral Termination Period will expire on the earlier to occur of (x) the end of the sixty days, or (y) written notice to Company from MD Anderson that the Agreement has been approved by the OGC. If such termination occurs, all monies paid by Company shall be immediately returned.

7.7For each Study, the Parties agree to allocate to the outstanding balance of the Collaboration Funding amounts to all outstanding Study Costs reasonably incurred or obligated in good faith hereunder which have accrued up to the date of termination of a Study Order or this Agreement, or, in case of a termination of this Agreement or the relevant Study Order pursuant to Section 7.4, up to the date of receipt of such final rejection. For each Study, Company shall be responsible for all Study Costs incurred or obligated in good faith through the completion or early termination of each such Study provided that such costs are consistent with the applicable Study Budget.

7.8Within [***] following the expiration or early termination of the Agreement and/or last Study Order hereunder (whichever is later), the Parties shall promptly conduct a financial reconciliation of all Collaboration Funding paid under this Agreement against the unallocated Collaboration Funding for all work done under the Studies (including any replacement Study referred to in Section 1.1) to determine the disposition of the remaining, if any, Collaboration Funding and any non-cancellable obligations for Study Costs pertaining to Study-related activities incurred by the Parties. Within thirty (30) days of such

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accounting and true-up, the Parties shall mutually agree upon any true-up amount due to MD Anderson or any refund of unallocated balance of Collaboration Funding due to Company, which amount shall paid to the respective Party within [***] of the accounting and true-up. Alternatively, in the case there is Collaboration Funding remaining, Company (at its option) may elect to use the unallocated Collaboration Funding to additional Studies agreed to in accordance with Section 1.1.

8.Indemnification

8.1Company agrees to defend, indemnify, and hold harmless MD Anderson, System, each Principal Investigator and its/their Regents, trustees, officers, directors, staff, employees, students, faculty members, and its/their affiliates acting in their capacities as such and other parties as may be listed on a Study Order (“Indemnified Party/ies”): from and against any and all liability, from and against third party claims, causes of action or lawsuits (“Claims”), and all losses, demands, damages, costs, and expenses incurred or imposed on an Indemnified Party in connection with such Claims (“Indemnified Losses”) resulting from (i) the design or manufacture of the Study Drug or Study Device, and (ii) the use of the Data or results of the Study by Company and (iii) Company’s negligence in connection with a Study or this Agreement; and (iv) from and against any Indemnified Losses arising from an injury to a Study subject caused by the Study Drug or Study Device or any procedure required by the Protocol using the Study Drug or Study Devices to the extent that such injury was caused by or attributable to the Study Drugs or use of the Study Devices in compliance with this Agreement and the Protocol (including any deviations that are reasonable to protect the rights, safety and welfare of the Study subjects). The completion or termination of a Study shall not affect Company’s obligation to indemnify with respect to any claim or suit based upon the aforementioned Indemnified Losses. Notwithstanding the foregoing, Company will not be responsible for any Indemnified Losses to the extent that they arise from the negligence, intentional misconduct, or malpractice of the Indemnified Parties, it being understood that the proper administration of the Study Drug or Study Device in accordance with the Protocol (including permitted deviations for health and safety reasons) shall not constitute negligence, intentional misconduct, or malpractice for the purposes of this Agreement.

8.2To the extent authorized by the constitution and laws of the State of Texas, MD Anderson, agrees to indemnify, and hold harmless Company (“Indemnified Party”): from and against any and all liability from and against third party Claims and Indemnified Losses resulting from (a) any negligent or intentional act or omission of MD Anderson in conducting a Study hereunder; and (b) failure to adhere to and comply with all material specifications and directions set forth in the Protocol (except to the extent such deviation is reasonable to protect the rights, safety and welfare of the Study subjects); and (c) failure to comply with the material requirements of this Agreement in the performance of the Study. The completion or termination of a Study shall not affect MD Anderson’s obligation to indemnify with respect to any claim or suit based upon the aforementioned Indemnified Losses. Notwithstanding the foregoing, MD Anderson will not be responsible for any Indemnified Losses to the extent that they arise from the negligence, intentional misconduct, or malpractice of Company.

8.3Subject to the statutory duties of the Texas State Attorney General, any Indemnified Party shall: (a) notify the indemnifying Party in writing as soon as is reasonably possible after receipt of notice of any and all claims, lawsuits, and demands, or any action, suit, or proceeding giving rise to the right of indemnification; (b) permit the indemnifying Party to retain counsel to represent the named Indemnified Party; and (c) permit the indemnifying Party to retain control of any such claims, lawsuits, and demands, including the right to make any settlement, except that the indemnifying Party shall not make any settlement or take any other action which would be deemed to confess wrongdoing by any of the Indemnified Parties without the prior written consent of the applicable Indemnified Party.

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9.Subject Injury Medical Costs

9.1Company shall assume responsibility for reasonable medical expenses incurred by a Study subject for reasonable and necessary treatment if the Study subject experiences an illness, adverse event or injury that is a result of the Study Drug or Study Device or any procedure required by the Protocol using the Study Drug or Study Devices that the subject would not have undergone were it not for such Study subject’s participation in the Study. Company shall not be responsible for expenses to the extent that they are due to (a) pre-existing medical conditions, underlying disease or the natural progression of an underlying or pre- existing condition or events, unless exacerbated by participating in the Study; (b) the negligence or intentional misconduct of MD Anderson or Principal Investigator; (c) MD Anderson’s failure to adhere to and comply with the Protocol and all reasonable written instructions furnished by Company for the use of the Study Devices and administration of any Study Drug using the Study Devices used in the Study, provided that deviations from the Protocol that are reasonable to protect the rights, safety and welfare of the Study subjects will not disqualify MD Anderson from reimbursement under this provision.

10.Insurance

10.1During the term of any Study Order under this Agreement, Company shall maintain in full force and effect insurance for its liabilities arising from the Study with limits of not less than [***] per loss and [***] annual aggregate. Company shall provide MD Anderson with evidence of such insurance upon request.

10.2MD Anderson is self-insured pursuant to The University of Texas Professional Medical Liability Benefit Plan under the authority of Chapter 59, Texas Education Code. MD Anderson has and will maintain in force during the term of this Agreement adequate insurance or financial resources to cover its obligations pursuant to this Agreement.

11.Publications

11.1MD Anderson and/or Principal Investigator shall have the first right to publish or publicly disclose, either in writing or orally, the Data and results of the Study/ies and shall have the sole determination of the authorship and contents, provided that MD Anderson or Principal Investigator, as applicable, shall provide Company with a copy of any such proposed publication or public presentation at least thirty (30) days prior to submission for publication or public presentation. For multi-site Studies sponsored by Company, the provisions of Section 11.2 below shall apply. Within such thirty (30) day period, Company shall review such proposed publication for any Confidential Information of Company, or patentable Data. MD Anderson and/or Principal Investigator shall remove Confidential Information of Company that has been so identified (other than Study Data), provided that Company agrees to act in good faith when requiring the deletion of Company Confidential Information such that the deletion of such Company Confidential Information will not have a significant impact upon MD Anderson’s or Principal Investigator’s right to publish pursuant to general biomedical industry standards for manuscript submissions. If the proposed publication or presentation could reasonably be deemed to have an adverse effect on the ability to obtain patent protection for any patentable Data, Company may request a delay of the publication public disclosure for a period of [***] in order to permit the filing of a patent application. In addition, MD Anderson and the Principal Investigator will reasonably consider other comments provided by Company on any proposed publication or public presentation.

11.2With respect to any Study that is part of a multi-center clinical trial sponsored by Company, if recommended by the JSC, MD Anderson agrees that the first publication or public presentation of the multi- site results of the Study (a “Publication”) shall be made in conjunction with the presentation of a joint multi- center Publication of the Study results with the Principal Investigators from all sites contributing Data, analyses, and comments, which Publication shall be coordinated by Company. Notwithstanding the

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foregoing, MD Anderson may publish the Data and Study results individually in accordance with Section

11.1 upon the first occurrence of one of the following: (a) multi-center Publication is published; (b) no multi-center Publication is submitted within eighteen (18) months after the earlier of the conclusion, abandonment, or termination of the Study at all sites, or (c) Company notifies MD Anderson that there will be no multi-site Publication. If MD Anderson, through its Principal Investigator, is identified to participate in the multi-center Publication: (i) MD Anderson will have the opportunity to review the aggregate multi- center Data, upon request; and (ii) consistent with the International Committee of Medical Journal Editors (ICMJE) regulations, MD Anderson will have adequate opportunity to review and provide input on any abstract or manuscript prior to its submission for Publication. MD Anderson also retains the right, on behalf of its Principal Investigator, to decline to be an author on any Publication.

11.3MD Anderson and/or Principal Investigator shall give Company acknowledgment for its sponsorship of a Study in all applicable Study publications. Authorship and acknowledgements for Study publications shall be determined by MD Anderson.

11.4The “sponsor” of a Study, within the regulatory meaning of such term, shall register the Study if required by, and in accordance with, Section 801 of the Food and Drug Administration Amendments Act of 2007 on www.clinicaltrials.gov and on any other database required by laws or regulations in accordance with applicable standards regarding scope, form and content and in accordance with ICMJE guidelines such that the Study will be eligible for publication in those publications.

12.Use of Name/Public Statements/Disclosure

12.1Except as expressly set forth in this Agreement, each Party agrees that it will not at any time during the term of this Agreement or following termination of this Agreement use any name of the other Party or any other names, insignia, mark(s), symbol(s), or logotypes associated with the other Party or any variant or variants thereof in any advertising, or promotional materials without the prior written consent of the other Party.

12.2Except as expressly set forth in this Agreement, to the extent required by law or regulation, or to the extent necessary for MD Anderson for the recruitment of subjects to any Study hereunder, the Parties agree to make no public presentations about any Study Drug, Study Device or any Study conducted under this Agreement, and to issue no news releases about any Study Drug, Study Device or any Study. Any advertisements directed at recruitment of study subjects for a Study must comply with all applicable laws, rules and regulations (including the need for IRB review), the confidentiality obligations herein, and shall not include the trademarked insignia, symbol(s), or logotypes, or any variant or variants thereof, of the other Party. Except as required by law or for regulatory purposes, neither Party will use the name (including trademark or other identifier) of the other Party or such other Party’s employee or staff member (except in an acknowledgment of sponsorship) in publications, advertising, press releases or for any other commercial purpose without the written approval of the other Party. Company will not state or imply in any publication, advertisement, or other medium that any product or service bearing any of Company’s names or trademarks and/or manufactured, sold or distributed by Company has been tested, approved, or endorsed by MD Anderson. Notwithstanding any other provision of this Agreement, each Party and its researchers and employees will have the right, without the other Party’s approval, to acknowledge the other Party and the other Party’s involvement with a Study in academic publications and communications describing the Study or reporting the results of the Study.

12.3Either Party may use the name of the other Party in any document filed with any governmental authority or regulatory agency applicable to a Study, and to comply with any applicable legal or regulatory requirements. Further, each Party is permitted to disclose the other Party’s name, the title of the Study, the name of the Principal Investigator, and an overall Study budget amount projected to be paid/actual total

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amount paid for conducting the Study, provided that this information is presented together as part of mandatory disclosure in accordance with and to the extent required applicable law or regulations.

12.4. Notwithstanding anything to the contrary, the Parties intend to issue a mutually agreed upon joint press release within [***] of the initial payment.

13.Principal Investigator

If a designated Principal Investigator is terminated from a Study, or in the event of the death or other non-availability of the Principal Investigator, MD Anderson shall use reasonable efforts to designate a duly qualified person to act as new Principal Investigator, subject to the reasonable agreement of Company. If the Parties are unable to agree on a new Principal Investigator or if the new Principal Investigator is unwilling to agree to the terms and conditions of this Agreement and the relevant Study Order, either Party shall be entitled to terminate the respective Study Order in accordance with Section 7.5.

14.General Provisions

14.1Warranties. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE DATA OR RESULTS OF ANY STUDY OR THE STUDY DRUG, STUDY DEVICE, OR OF THE MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF SUCH DATA, RESULTS OR STUDY DRUG OR THE STUDY DEVICES. NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE OTHER PARTY AS A RESULT OF PERFORMANCE OF ANY STUDY UNDER THIS AGREEMENT. Notwithstanding the foregoing, Company represents and warrants that Study Drugs and Study Devices provided to MD Anderson in accordance with this Agreement hereunder shall have been manufactured in accordance with applicable current Good Manufacturing Practices in the United States and that it has not received and shall not have received any claim that use of any Study Drug or Study Devices used in the performance of a Study would infringe the rights of any third party. COMPANY REPRESENTS THAT, AS OF THE EFFECTIVE DATE, THERE ARE NO KNOWN DEFECTS IN ANY STUDY DRUG OR STUDY DEVICE; Company understands and acknowledges that the development and dissemination of scientific knowledge is a fundamental component of MD Anderson’s mission, and that MD Anderson makes no representations, warranties, or guarantees with respect to any specific results of the Studies.

14.2Subcontracting and Assignment.

1.

MD Anderson has the right to subcontract to other sites to conduct the Study in accordance with the Protocol with terms consistent with this Agreement with written approval of Company, such approval not to be unreasonably withheld. If MD Anderson subcontracts any Study related duties, MD Anderson shall contract with such subcontractors incorporating terms substantially similar to the terms herein and MD Anderson shall be fully responsible for such subcontractor’s compliance with the terms hereof. MD Anderson may not assign this Agreement without Company’s prior written approval, such approval not to be unreasonably withheld.

2.

Company has the right to subcontract to a third-party Contract Research Organization (“CRO”) or Academic Research Organization (“ARO”) and assign Study-related duties and rights to any Company affiliate or third-party contractors. If Company subcontracts any Study-related duties and rights, Company remains responsible for any of those duties and rights and shall be fully responsible for such CRO’s and ARO’s compliance with the terms hereof. Company agrees to provide MD Anderson with prompt, written notice of any assignment and/or subcontracting in accordance with the notice requirements under this Agreement.

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3.This Agreement and/or any Study Order may not be assigned by either Party except as agreed upon in writing by the other Party; provided, however, that Company may assign this Agreement and all rights and obligations hereunder to any successor to all of Company’s business, whether by merger, acquisition or by the sale of all or substantially all of Company’s assets that pertain to this Agreement. Any assignment or attempt to assign, or any delegation or attempt to delegate, not in accordance with this Section shall be void and without effect.

14.3Independent Contractors. MD Anderson and Company shall be independent parties and nothing contained in this Agreement shall be construed or implied to create an agency or partnership. No Party shall have the authority to agree to or incur expenses on behalf of another except as may be expressly authorized by this Agreement or a Study Order.

14.4Notices. Any notice or communication required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes on the date of mailing by certified mail, postage prepaid, overnight courier service, and/or fax to be followed by mailed original addressed to such other Party at its respective address as referenced in the Study Order.

14.5Severability.  If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

14.6Entirety. This Agreement represents the entire agreement of the Parties with respect to the subject matter hereof and it expressly supersedes all previous written and oral communications between the Parties. No amendment, alteration, or modification of this Agreement or any Study Orders attached hereto shall be valid unless executed in writing by authorized signatories of all Parties.

14.7Waiver. The failure of any Party hereto to insist upon strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of that provision or right.

14.8Force Majeure. In the event that performance of the obligations of a Party hereunder are prevented by events beyond their reasonable control, including, but not limited to, acts of God, regulations or acts of any governmental authority, war, civil commotion, strikes, or other labor disturbances, epidemics, fire, earthquakes, storms or other catastrophes of a similar nature, the affected Party will promptly notify the other Party of such event using the procedure defined herein, and the Parties shall be relieved of their respective obligations hereunder to the extent that the performance of such obligations is actually prevented thereby. During the existence of any such condition, the affected Party shall, nevertheless, use its best efforts to remove the cause thereof and resume performance of its obligations hereunder. The period of performance shall be extended for the Party who is unable to perform due to Force Majeure reasons by a period of time equal to the length of the period during which the Force Majeure reason exists or for a longer period if required to meet the requirements of the Study Protocol.

14.9Counterparts. It is understood that this Agreement may be executed in one or more counterpart copies, each of equal dignity, which when joined, shall together constitute one Agreement. In the event of execution by exchange of facsimile or electronic signed copies, the Parties agree that, upon being signed by both Parties, this Agreement shall become effective and binding and that facsimile or .pdf signed copies will constitute evidence of this Agreement.

14.10Export Control. Notwithstanding any other provision of this Agreement, it is understood that the Parties are subject to, and shall comply with, applicable United States laws, regulations, and governmental

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requirements and restrictions controlling the export of technology, technical data, computer software, laboratory prototypes, and other commodities, information and items (individually and collectively, “Technology and Items”), including without limitation, the Arms Export Control Act, the Export Administration Act of 1979, relevant executive orders, and United States Treasury Department embargo and sanctions regulations, all as amended from time to time (“Restrictions”) and that the Parties’ obligations hereunder are contingent on compliance with applicable Restrictions.

14.11Choice of Law. Any disputes or claims arising under this Agreement shall be governed by the laws of the State of Texas. MD Anderson is an agency of the State of Texas and under the constitution and the laws of the State of Texas possesses certain rights and privileges, is subject to certain limitations and restrictions, and only has such authority as is granted to it under the constitution and laws of the State of Texas. Notwithstanding any provision hereof, nothing in this Agreement is intended to be, nor will it be construed to be, a waiver of the sovereign immunity of the State of Texas or a prospective waiver or restriction of any of the rights, remedies, claims, and privileges of the State of Texas. Moreover, notwithstanding the generality or specificity of any provision hereof, the provisions of this Agreement as they pertain to MD Anderson are enforceable only to the extent authorized by the constitution and laws of the State of Texas; accordingly, to the extent any provision hereof conflicts with the constitution or laws of the State of Texas or exceeds the right, power or authority of MD Anderson to agree to such provision, then that provision will not be enforceable against MD Anderson or the State of Texas.

[Signatures on Following Page]

In witness whereof, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives to be effective as of the Effective Date.

The University of Texas M. D. Anderson Cancer Center		Surefire Medical Inc. dba TriSalus Life Sciences

Date:	3/2/2021	Date:	March 2, 2021

/s/ Ben Melson		/s/ Anni Goldberg

Name Ben Melson		Name Anni Goldberg
Title:	Sr. Vice President and Chief Financial Officer	Title:	General Counsel

3/2/2021

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Exhibit I

FORM OF STRATEGIC COLLABORATION AGREEMENT -
STUDY ORDER

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In witness whereof, the Parties hereto have caused this Study Order to be executed by their duly authorized representatives to be effective as of the Effective Date.

The University of Texas M. D. Anderson Cancer Center	, Inc.

Date:	Date:

Name	Name
Function:	Function:

READ AND UNDERSTOOD:

I confirm that I have received a copy of the Agreement under which this Study Order is issued, and that I have read and understand the Agreement and this Study Order.

Principal Investigator

Date:

Name

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EXECUTION VERSION

Appendix A

[Protocol]

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Exhibit II

MD Anderson Investigational Pharmacy Services (IPS) Requirements

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